Exhibit 99.1

DeFi Development Corp. Announces June 2025 Business Update

BOCA RATON, FL — July 2, 2025 — DeFi Development Corp. (Nasdaq: DFDV) (the “Company” or “DeFi Dev Corp.”), the first US public company with a treasury strategy built to accumulate and compound Solana (“SOL”), today released its June 2025 Shareholder Letter and Business Update.

To read the full update, please visit: https://defidevcorp.com/investor?tab=Earnings

A video update featuring CEO Joseph Onorati, CFO John Han, COO & CIO Parker White, and Head of Investor Relations Dan Kang will be uploaded to youtube.com/@DeFiDevCorp tomorrow, July 3, 2025, at approximately 8:00 a.m. Eastern Time. Management will address strategic highlights and take questions submitted in advance by both retail investors and sell-side analysts.

For more information, visit defidevcorp.com. To stay up-to-date with the latest developments and insights, subscribe to our blog.

About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.

The Company is an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions, as well as value-add services, to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage.

The Company currently serves more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders, including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. The Company’s data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Investor Contact:

ir@defidevcorp.com

Media Contact:

Prosek Partners

pro-ddc@prosek.com

DeFi Development Corp. (NASDAQ: DFDV)

July 2, 2025

Shareholder Letter – June Business Update

Fellow shareholders,

We built DFDV to pursue one objective: transparently compound Solana (“SOL”) faster than anyone else with strong alignment to long-term shareholders.

That clarity shapes every decision we make. In just under three months since acquiring a controlling stake in Janover, we’ve grown our SOL treasury1 to 621,313, increased SOL per share to 0.0421, and built infrastructure that generates yield natively from the Solana ecosystem. The result: scalable, accretive ownership of a network that we believe is entering its prime. We are proud to be the largest Solana treasury company in public markets today by both ordinary and fully diluted market capitalization, with the deepest ecosystem integrations of any Solana public vehicle.

This letter outlines the progress we’ve made, the structural edge we’re building, and why we believe DFDV is emerging as the public market’s most dynamic vehicle for Solana exposure.

What Sets DFDV Apart

A Crypto-Native Team with Real Ecosystem Reach

The DFDV team has operated across every cycle — not just building during bull markets, but surviving and shipping during bear ones. We’ve seen the froth and the fear. We’ve watched the tourists leave. And after multiple cycles, we are still here and intend to stay.

The entire core treasury team spent years at Kraken, helping scale one of the most trusted crypto platforms on earth. That experience gave us the scars, instincts, and relationships needed to move quickly and confidently in a fast-changing crypto ecosystem.

In just 12 weeks, we’ve:

●	Raised approximately $191M in capital – inclusive of the $112.5M convertible debt raise we announced today – to deploy into buying Solana. Our SOL-per-share (“SPS”) as of June 23, 2025 stands at 0.0421.[2]

●	Partnered with Kraken to list DFDVx, a tokenized version of our stock on the Solana blockchain, making us the first U.S.-listed crypto treasury company to bring its equity onchain.

●	Signed a partnership with Kraken to secure up to 4.5M SOL in validator delegation.

●	Partnered with BitGo to access discounted locked SOL, giving us asymmetric entry points into creating long-term value for shareholders.

●	Entered a strategic partnership with Amber Premium to collaborate on SOL-denominated treasury acquisition, staking, and validator integration.

●	Announced partnerships with BONK and WIF to jointly run validators for their respective communities, and deepen our participation in Solana’s cultural economies.

●	Become the first public company to adopt Liquid Staking Tokens, partnering with Sanctum who launched dfdvSOL.

●	Partnered with Drift, Kamino, Exponent, RateX, Orca, and others to unlock utility for dfdvSOL across Solana’s DeFi ecosystem.

[1]	SOL and SOL Equivalents

[2]	Assumes 14.7M total shares outstanding as of June 23, 2025. We have reserved for issuance approximately 12.9M shares of common stock as of June 24, 2025, including for issuance under our equity incentive plans, upon exercise of outstanding warrants, and upon conversion of outstanding convertible notes

Built over years of operating in crypto, these relationships create real flywheels — driving validator delegation, surfacing discounted assets, and embedding us deeper into Solana’s core economy. We believe they enable us to move first, move faster, and extract value where others can’t, and we expect that they will give us a flywheel to lean into across all market cycles, with the results flowing directly to SOL per share.

Shareholder Alignment, By Design

At DFDV, we take pride in building a capital structure that serves shareholders, not just management. That means no dilution for the sake of market cap growth, and a clear, transparent framework for how we deploy capital. Our SPS-linked compensation structure reflects this core principle: every dollar raised or earned should increase SOL per share over time.

We’ve structured our incentive system so that we win only when shareholders win. Our team’s compensation is directly tied to SPS performance tiers, so if we aren’t growing SOL per share, we don’t get paid out. That alignment keeps us disciplined in how we raise capital, run our validator operations, and prioritize growth opportunities.

Storytelling and Visibility That Drives Demand

We don’t just operate in crypto markets, we shape the narrative around them. From day one, we’ve treated marketing as a core function, not a bolt-on. We’re deliberate in how we present ourselves to both retail and institutional audiences, and we’ve consistently punched above our weight when it comes to visibility.

In Q2, we made a deliberate push to elevate DFDV’s voice across the Solana and broader crypto ecosystem:

●	Joseph Onorati, our CEO, was featured on Leading Indicator, the Form & Structure Podcast, and Sherwood.

●	At Solana Accelerate, Parker White, our COO and CIO, had a featured speaking slot where he was interviewed live by VanEck’s Matt Sigel.

●	Dan Kang (IR) was a Main Stage panel speaker at Permissionless, and joined both the SolanaFloor and Lightspeed podcasts to dive into our thesis and strategy.

●	Parker was also interviewed by Coinage with Pantera’s Cosmo Jiang, explaining how our treasury strategy brings new legitimacy to crypto public equities.

●	And our story was covered across CoinDesk, The Block, Bloomberg, Decrypt, Bitcoin.com News, and The Defiant.

We also hosted multiple X Spaces in the past few weeks, covering everything from the Solana bull case and validator economics to treasury vehicle design, and our executive team’s approach to capital markets. Through consistent content and analyst outreach, we’re making sure the DFDV story is being heard.

Bridging Onchain Innovation With TradFi Scale

We believe the future of capital markets will be built onchain, and DFDV is the bridge connecting that future to traditional investors. What sets us apart isn’t just that we hold SOL. It’s that we actively build around it, unlocking new utility and yield through protocol-level participation.

Recent proof points:

●	Sanctum Partnership: We partnered with Sanctum, which launched dfdvSOL, a liquid staking token tied directly to our validator operations, creating both yield and flexibility.

●	xStocks and Kraken: As part of Kraken’s recent tokenized equities launch with xStocks, we became the first U.S.-listed crypto treasury company to bring our equity onchain. Our tokenized stock, DFDVx, will trade on the Solana blockchain, offering unprecedented transparency and composability for a public equity.

●	Kamino: Solana’s largest DeFi lending protocol added dfdvSOL to its borrow/lend markets and Multiply Vaults, extending utility and enabling new yield strategies.

●	Drift: The leading open-sourced perpetuals DEX now accepts dfdvSOL, further cementing it as a trusted DeFi primitive.

●	Fragmetric: Solana’s top liquid restaking protocol announced support for dfdvSOL — broadening its reach into the restaking economy.

●	Exponent: A leading Solana-native yield platform integrated dfdvSOL into its fixed-yield and leveraged farming vaults, enabling diverse yield strategies for holders.

●	Orca: One of Solana’s top DEXs launched a dfdvSOL/SOL concentrated liquidity pool, driving capital efficiency and market making opportunities.

●	RateX: Solana’s premier leveraged yield protocol integrated dfdvSOL into synthetic token markets, enabling fixed income and margin-based yield strategies.

As we scale, we expect these integrations to allow our validator infrastructure, and by extension, our treasury, to participate fully in Solana’s robust DeFi ecosystem, compounding SOL per share through aligned, onchain growth.

This kind of integration simply isn’t available to ETFs or legacy structures. Our ability to own, deploy, and build around protocol-level innovations — and to do so transparently, within a publicly traded company — is a defining feature of the DFDV model. We are here to help shape the Solana ecosystem, and deliver that edge directly to shareholders.

Capital Position and Financing

Based on our most recent disclosures, DFDV holds 621,313 SOL3. SOL per share (SPS) stands at 0.04214 and we have deployed capital with speed and discipline to raise NAV and SPS simultaneously.

Today, we priced a $112.5 million convertible debt offering. Approximately $75.6 million of the proceeds will be allocated to a prepaid forward stock purchase transaction – a structure that facilitates institutional investors’ ability to hedge their exposure. The offering is expected to close on July 7, 2025.

[3]	SOL and SOL Equivalents
[4]	As of June 23, 2025. We have reserved for issuance approximately 12.9M shares of common stock as of June 24, 2025, including for issuance under our equity incentive plans, upon exercise of outstanding warrants, and upon conversion of outstanding convertible notes

As with prior capital raises, we plan to use net proceeds to acquire additional SOL, consistent with our mission to grow SPS over time.

We also recently announced a $5B Equity Line of Credit (ELOC) with RK Trading, providing long-term flexibility to raise capital on our terms. Together, these financing tools allow us to scale our treasury strategically, balancing opportunistic accumulation with shareholder discipline.

Leverage

Regarding leverage, our goal is to maintain capital flexibility while insulating shareholders from short-term liquidation risks. We believe that our balance sheet is structured to weather prolonged drawdowns and support long-term NAV/share durability. While we don’t have formal leverage targets to share today, we expect to outline our leverage framework in more detail soon.

mNAV and DTF

As of June 30, 2025, our mNAV was 3.0x on a diluted basis as described below:

Net Asset Value per Share	Adjusted NAV	Adjusted Shares	Adj. NAV per Share	NAV Multiple
(0) Equity-to-SOL	$96.1	14.7	$6.52	3.3 x
(1) Debt-is-Debt	$56.0	14.7	$3.80	5.6 x
(2) If-Converted ITM Convertibles	$97.9	19.0	$5.14	4.2 x
(3) If-Converted All Convertibles, All Warrants Exercised	$181.8	25.3	$7.19	3.0 x

Assumes $21.44 closing share price as of June 30, 2025, $154.74 SOL/USD, and ordinary shares outstanding of 14.7M as of June 23, 2025. Adj. Shares in (2) and (3) account for convertibles and warrant dilution per our most recent disclosures in Form S-1/A

We are introducing a new metric, called Days to Flip mNAV or “DTF” – which tells us how many days of sustained SPS growth it would take to “close the gap” on our current premium to NAV. It is defined as:

log(mNAV) / log(1+ daily SPS growth rate)

When DTF is shrinking, it means we’re compounding SPS at a faster rate. As of June 30, 2025, our DTF based on our current SPS growth rate5 was 55 Days. This is how long it would take, at current SPS growth rates, for NAV per share to catch up to our equity value.

Annualized Validator Reward Rate

When we report our 2Q results in August, we also plan to introduce Annualized Validator Reward Rate (“AVRR”), a key performance indicator (“KPI”) that measures the annualized rate of return we earn from staking activities:

[5]	Trailing 80 Day Daily Growth, given the timing of our first SOL purchase. Going forward, we intend to use a 90-day trailing number. DTF mNAV is based on historical growth rate in SPS, which may vary significantly from future growth rates.

(Staking Revenue / Average Stake) × 4

Staking Revenue will be a GAAP line item in our financials. “Average Stake” is defined as the average daily SOL delegated across our validators for a given quarter. We plan to disclose AVRR quarterly, and will include a section on our website for investors to calculate Staking Revenue as a function of Average Stake and AVRR.

Looking Ahead

We will continue to raise capital opportunistically, expand our presence onchain, and pursue mechanisms for long-term SPS growth. Our near-term focus is executing against delegation opportunities, growing validator revenue, and driving SPS.

We’re also exploring tools to improve investor transparency, including real-time dashboards for NAV/share and SPS, and broader engagement with the sell-side and institutional allocator community.

Closing

At DeFi Development Corp., SOL per share dictates how we operate, not just what we say. It informs how we raise, how we allocate, and how we measure success. We’re building with permanence in mind: stacking SOL, expanding validator economics, and opening new financial pathways between public markets and DeFi.

We’re proud of what we’ve built so far. But we’re far more excited about what’s next.

Thank you for your support, and for believing in what we’re building.

In Service of SPS,

The DFDV Team

Long Term Stock Price Performance

We manage this company with the long view in mind, and we thank our shareholders and lenders for joining us.

Below, we show DFDV’s stock performance over the 1-month, 3-month, and post-April 4 periods (April 4 being the last trading day before the Janover change of control), alongside benchmarks such as MSTR, the NASDAQ, and the S&P 500.

Returns
	1-Month	3-Month	04 /04/25-06/30/25
DFDV	22.4%	2,920%	3,661%
MSTR	9.6%	40.2%	37.7%
S&P	5.0%	10.6%	22.3%
NASDAQ	6.6%	17.7%	30.7%

Performance metrics reflect closing prices as of the following dates: 1-Month Performance is measured from May 30, 2025 to June 30, 2025; 3-Month Performance is measured from March 31, 2025 to June 30, 2025; and post-change-of-control Performance is measured from April 4, 2025 (the last trading day before the change of control) to June 30, 2025.

July 3, 2025 Business Update Interview, 8:00am ET

Our video interview will be on youtube.com/@defidevcorp at 8:00am ET tomorrow, July 3, 2025. CEO Joseph Onorati, CFO John Han, COO & CIO Parker White, and Head of IR Dan Kang will all be on the video to answer questions submitted by sellside analysts and retail investors.

Appendix

Annualized Validator Reward Rate is a key performance indicator (“KPI”) used by management to evaluate staking performance across our treasury assets. It is calculated as:

(Staking Revenue / Average Stake) × 4

This metric reflects annualized returns based on quarterly staking activity. “Staking Revenue” represents revenue earned by DeFi Development Corp. from delegated stake across validators we operate or partner with, and is reported as a GAAP financial line item in our financial statements. “Average Stake” is the average daily staked SOL balance for the quarter, as described below.

This KPI is unaudited and presented solely for transparency into how management monitors and optimizes protocol-level yield. Staking yield may vary month to month based on protocol economics, validator performance, and market conditions. Past performance is not indicative of future results.

Average Stake is a KPI calculated as the arithmetic average of daily SOL staked to validators operated by, or in partnership with, DeFi Development Corp. during the given reporting period.

This operating metric is used internally to track validator scale and inform capital deployment decisions. It is not a financial measure and has not been audited.

While Average Stake is one input to our Annualized Validator Reward Rate KPI, it is presented as a standalone operational indicator to provide clarity on the scope and consistency of staking activity during the period. This metric should not be viewed as predictive of future staking behavior or results.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements regarding business strategies and prospects, capital deployment plans, and expectations regarding future financial and operating metric reporting and can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated losses that the Company may incur as a result of a decrease in the market price of SOL; (ii) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (iii) the effect of and uncertainties related the ongoing volatility in interest rates; (iv) our ability to achieve and maintain profitability in the future; (v) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (vi) changes in the accounting treatment relating to the Company’s SOL holdings; (vii) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (ix) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (x) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.